EXHIBIT 10.4
GRANTOR TRUST AGREEMENT

This Grantor Trust Agreement (the “Trust Agreement”) is made this 2nd day of November, 2012 by and between San Jose Water Company, a California corporation (“the Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“the Trustee”).

Recitals

(a)	WHEREAS, the Company has adopted the following nonqualified deferred compensation Plans (collectively, the “Plans”):

(i)    the Company’s Executive Supplemental Retirement Plan (the “SERP”),

(ii)    the Company’s Cash Balance Executive Supplemental Retirement Plan (the “Cash Balance SERP”), and

(iii)    the Company’s Special Deferral Election Plan (the “Deferral Election Plan”);

(b)
WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such Plans (the “Participants”) or their beneficiaries (the “Beneficiaries”);

(c)
WHEREAS, the Company wishes to establish a Trust (the “Trust”) so that the Company may contribute assets to the Trust that shall be held therein, subject to the claims of the Company’s creditors in the event of the Company’s Insolvency (as herein defined), until paid to Participants and their Beneficiaries in such manner and at such times as specified in the Plans and in this Trust Agreement;

(d)
WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the SERP, the Cash Balance SERP or the Deferral Election Plan as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

(e)	WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds (the “Trust Fund”) to assist it in satisfying its liabilities under the Plans.

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1.    Establishment of The Trust

(a)
The Trust is intended to be a Grantor Trust, of which the Company is the Grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(b)	The Company shall be considered the Grantor for the purposes of the Trust.

(c)	The Trust hereby established is irrevocable.

(d)
The Company hereby deposits with the Trustee in the Trust one-thousand dollars and zero cents ($1,000.00) which shall become the principal of the Trust Fund to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

(e)
The principal of the Trust Fund, together with any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants, their Beneficiaries and the general creditors of the Company as herein set forth. Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be unsecured contractual rights of Participants and their Beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the general creditors of the Company under federal and state law in the event the Company is Insolvent, as defined in Section 3(a) herein.

(f)
The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to the Trustee in the Trust to augment the principal of the Trust Fund and to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Prior to a Change in Control, neither the Trustee nor any Participant or Beneficiary shall have any right to compel additional deposits.

(g)
In addition to the Initial Contribution, the Company may make such other contributions as may from time to time be authorized by due corporate action. Any such payments made by the Company may be in cash, by letter of credit or, prior to the date as of which a Change in Control occurs, in such property (including, without limitation, securities issued by the Company) as the Company may determine. The Company shall keep accurate books and records with respect to the interest of each Participant in the particular Plan (the SERP, the Cash Balance SERP or the Deferral Election Plan) in which he or she participates and shall provide copies of such books and records to the Trustee at any time as the Trustee may reasonably request. Immediately prior to the effective date of a Change in Control (as defined herein), the Company shall make a contribution to the Trust in an amount that is sufficient (taking into account the assets of the Trust Fund resulting from prior contributions and the investment earnings thereon) to fund the Trust in an amount equal to no less than one hundred percent (100%) but no more than one hundred twenty percent (120%) of the Required Funding and Expense Reserve. For such purpose, the Required Funding shall be equal to the aggregate of the following three amounts:

(i)     the amount necessary to pay each Participant or Beneficiary in the SERP the present value, determined on the basis of the actuarial assumptions, mortality rates and discount rates in effect under such Plan immediately prior to the Change in Control, of the retirement benefits the Participants or their Beneficiaries had accrued under the SERP immediately prior to the Change in Control pursuant to the terms of the SERP in effect immediately prior to the Change in Control,

(ii)     the amount necessary to pay each Participant or Beneficiary in the Cash Balance SERP the benefits to which those Participants and Beneficiaries would be entitled as of the date of the Change in Control pursuant to the terms of the Cash Balance SERP in effect immediately prior to the Change in Control, and

(iii)    the amount necessary to pay each Participant or Beneficiary in the Deferral Election Plan the balance credited to his or her account (whether comprised of one or more subaccounts) under the Deferral Election Plan as of the date of the Change in Control in accordance with the terms of the Deferral Election Plan in effect immediately prior to the Change in Control.

The Expense Reserve shall be equal to the lesser of (1) the estimated trustee and record-keeper expenses and fees for the succeeding twelve months or (2) seventy-five thousand dollars ($75,000). On or before each anniversary of the effective date of the Change in Control, the Company shall recalculate the Required Funding and Expense Reserve as of December 31 of the preceding year, with such calculation as to the SERP to be based on the actuarial assumptions, mortality rates and discount rates in effect under such Plan immediately prior to the date of such calculation and with such calculation as to the Cash Balance SERP and the Deferral Election Plan to be based on the applicable interest rate in effect under each such Plan immediately prior to the date of such calculation. If the assets of the Trust Fund are less than the sum of the Required Funding and Expense Reserve so calculated, the Company shall make a contribution to the Trust in an amount equal to no less than one hundred percent (100%) but no more than one hundred twenty percent (120%) of the aggregate amount of the Required Funding and Expense Reserve.

Section 2.	Payments to Participants and Their Beneficiaries

(a)
Prior to a Change in Control, distributions from the Trust shall be made by the Trustee to Participants and Beneficiaries at the direction of the Company. Prior to a Change in Control, the entitlement of a Participant or his or her Beneficiaries to benefits under the Plans shall be determined by the Plan Administrative Committee (the “Plan Committee”) appointed by the Company under the Plans, and any claim for such benefits shall be considered and reviewed by the Plan Committee pursuant to the procedures set out in the Plans.

(b)
The Company may make payment of benefits directly to Participants or their Beneficiaries as they become due under the terms of the Plans. The Company shall notify the Trustee of its decision to make such direct payment of benefits prior to the time amounts are paid to Participants or their Beneficiaries, and any such notification shall continue in effect until the Company provides the Trustee with written notice to the contrary. Before a Change in Control, the Company may direct the Trustee in writing to reimburse the Company from the Trust Fund, and debit the account of each Participant or his or her Beneficiary, for amounts paid directly to the Participant or their Beneficiaries by the Company. The Trustee shall reimburse the Company for such payments promptly after receipt by the Trustee of satisfactory evidence that the Company has made the direct payments. No such reimbursement to the Company shall be allowed after a Change in Control to the extent that such reimbursement would reduce the assets of the Trust Fund to less than one hundred percent (100%) of the Required Funding and Expense Reserve, as most recently calculated in accordance with Section 1 of this Trust Agreement.

In addition, if the assets of the Trust Fund are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it falls due in accordance with the terms of the applicable Plan. The Trustee shall notify the Company when the Trust Fund is not sufficient for such payments. Nothing in this Trust Agreement shall relieve the Company of its liabilities to pay benefits due under the Plans, except to the extent such liabilities are met by application of assets of the Trust Fund.

(c)	The Company shall deliver on an annual basis to the Trustee a schedule (the “Payment Schedule”) for each of the Plans as follows:

(i)    for the SERP, such Payment Schedule shall indicate the amount of the accrued monthly retirement benefit of each Participant under that Plan, the form in which that retirement benefit will be paid in accordance with the terms of the Plan, the commencement date for such retirement benefit and the state and federal tax withholding guidelines,

(ii)    for the Cash Balance SERP, the Payment Schedule shall indicate the balance credited to the account of such Participant as of the most recent valuation date and the state and federal tax withholding guidelines, and

(iii)    for the Deferral Election Plan, the Payment Schedule shall indicate the amount credited under the Plan to each subaccount maintained for the Participant, the distribution event designated by the Participant for each such subaccount and the method in which that distribution is to be made (lump or installments over a period of year) in accordance with the Participant’s distribution election for that subaccount.

(d)	The following provisions shall be applicable in the event of a Change in Control:

(1)    Immediately prior to the Change in Control, the Company shall deliver to the Trustee an updated Payment Schedule for each of the Plans. After such Change in Control, the Trustee shall pay benefits from the Trust Fund in accordance with the applicable Payment Schedule for each Plan. The Plan Committee shall continue to make the determination of benefits due to Participants or their Beneficiaries and shall provide the Trustee with an updated Payment Schedule for each of the Plans on an annual basis; provided however, that Participants or their Beneficiaries may make application to the Trustee for an independent decision as to the amount or form of their benefits due them under the applicable Plan.

(2)    In making any determination required or permitted to be made by the Trustee under this Section 2(d), the Trustee shall, in each such case, reach its own independent determination, in its absolute and sole discretion, as to the Participant’s or Beneficiary’s entitlement to a payment hereunder. In making its determination, the Trustee may consult with and make such inquiries of such persons, including the Participant or Beneficiary, the Company, legal counsel, actuaries or other persons, as the Trustee may reasonably deem necessary. Any reasonable costs incurred by the Trustee in arriving at its determination shall be reimbursed by the Company and, to the extent not paid by the Company within a reasonable time, shall be charged to the Trust Fund.

(3)    The Company waives any right to contest any amount paid over by the Trustee hereunder pursuant to a good faith determination made by the Trustee in accordance with Section 2(d)(2) above, notwithstanding any claim by or on behalf of the Company (absent a manifest abuse of discretion by the Trustee) that such payments should not be made.

(e)
Unless the Company otherwise makes the payment directly as permitted pursuant to Section 2(c) above, the Trustee shall, with respect to the payments Trustee makes under the Plans to Participants or their Beneficiaries, report and withhold the applicable federal, state and local taxes required to be withheld with respect to those payments and shall pay the withheld amounts to the appropriate taxing authorities, unless the Trustee determines that such amounts have been reported, withheld and paid by the Company.

(f)
The Trustee agrees that it will not itself institute any action at law or at equity, whether in the nature of an accounting, interpleading action, request for a declaratory judgment or otherwise, requesting a court or administrative or quasi-judicial body to make the determination required to be made by the Trustee under this Section 2 in the place and stead of the Trustee. The Trustee shall have the right to institute an action to collect a contribution due the Trust following a Change in Control.

Section 3.	Trustee Responsibility Regarding Payments To The Trust Beneficiary When The Company Is Insolvent

(a)
The Trustee shall cease payment of benefits to Participants and their Beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if: (i) the Company is unable to pay its debts as they become due or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)
At all times during the continuance of this Trust, the principal and income of the Trust Fund shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

(1)    The Board of Directors and the Chief Executive Officer of the Company shall each have the duty to inform the Trustee in writing that the Company is Insolvent. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their Beneficiaries.

(2)    Unless the Trustee has actual knowledge that the Company is Insolvent, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

(3)    If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Participants or their Beneficiaries and shall hold the assets of the Trust Fund for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

(4)    The Trustee shall resume the payment of benefits to Participants or their Beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

(c)
Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust Fund pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their Beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their Beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.	Payments When a Short-Fall of The Trust Assets Occurs

(a)
If there are not sufficient assets in the Trust Fund for the payment of current and expected future benefits pursuant to Section 2 or Section 3(c) hereof and the Company does not otherwise make such payments within a reasonable time after demand from the Trustee, the Trustee shall allocate the assets of the Trust Fund among the Participants or their Beneficiaries in the following order of priority:

(1)	first to the vested Participants (regardless of whether they are actively employed) and their Beneficiaries; and

(2)	then any remaining assets to the non-vested Participants (regardless of whether they are actively employed) and their Beneficiaries

(b)
Within each category, assets shall be allocated pro-rata with respect to the total present value of benefits expected for each Participant or Beneficiary within the category, and payments to each Participant or Beneficiary shall be made to the extent of the assets allocated to each Participant or Beneficiary.

(c)
Upon receipt of a contribution from the Company necessary to make up for a short-fall in the payments due, the Trustee shall resume full payments to all the Participants and Beneficiaries under the Plans. Following a Change in Control, the Trustee shall have the right and duty to compel a contribution to the Trust from the Company to make-up for any short-fall.

Section 5.    Payments to the Company

(a)
Except as provided in Section 2(b), Section 3, Section 5(b), and Section 8(a) hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the assets of the Trust Fund before all payment of benefits have been made to Participants and their Beneficiaries pursuant to the terms of the Plans.

(b)
In the event that the Company, prior to a Change in Control, or the Trustee in its sole and absolute discretion, after a Change in Control, determines that the assets of the Trust exceed one-hundred twenty percent (120%) of the anticipated benefit obligations and administrative expenses that are to be paid under the Plans, the Trustee, at the written direction of the Company, prior to a Change in Control, or the Trustee in its sole and absolute discretion, after a Change in Control, shall distribute to the Company such excess portion of Trust assets.

Section 6.    Investment Authority

(a)	Prior to a Change in Control, the Company shall have the right, subject to this Section, to direct the Trustee with respect to investments in accordance with the following parameters:

(1)
The Company may direct the Trustee to segregate all or a portion of the Trust Fund in one or more separate investment accounts and may appoint one or more investment managers and/or an investment committee established by the Company to direct the investment and reinvestment of each such investment account. In such event, the Company shall notify the Trustee of the appointment of each such investment manager and/or investment committee. No such investment manager shall be related, directly or indirectly, to the Company, but members of the investment committee may be employees of the Company.

(2)
Until a Change in Control, the Trustee shall make every sale or investment with respect to such investment account or accounts as directed in writing by the investment manager or investment committee. It shall be the duty of the Trustee to act strictly in accordance with each direction. The Trustee shall be under no duty to question any such direction of the investment manager or investment committee, to review any securities or other property held in such investment account or accounts acquired by it pursuant to such directions or to make any recommendations to the investment managers or investment committee with respect to such securities or other property. Accordingly, until a Change in Control, the Trustee shall have no discretion with respect to the investment or reinvestment of the Trust Fund.

(3)
Notwithstanding the foregoing, the Trustee, upon direction from from the investment manager or investment committee, shall, to the extent necessary to assure sufficient liquidity to meet current benefit payments under the Plans, retain a portion of the Trust Fund in cash. Any cash balances held by the Trustee from time to time, whether to cover currently anticipated benefit payments under the Plans or pending investment in longer-term securities or otherwise, shall be invested by the Trustee in short term cash equivalents including, but not limited to, through the medium of any short term common, collective or commingled trust fund established and maintained by the Trustee subject to the instrument establishing such trust fund, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee’s Trust Department), certificates of deposit (including certificates issued by the Trustee in its separate corporate capacity), and similar type securities, with a maturity not to exceed one year; and, furthermore, sell such short term investments as may be necessary to carry out the instructions of an investment manager or investment committee regarding more permanent type investment and directed distributions.

(4)
The Trustee shall neither be liable nor responsible for any loss resulting to the Trust Fund by reason of any sale or purchase of an investment directed by an investment manager or investment committee nor by reason of the failure to take any action with respect to any investment which was acquired pursuant to any such direction in the absence of further directions of such investment manager or investment committee.

a.
Notwithstanding anything in this Trust Agreement to the contrary, the Trustee shall be indemnified and saved harmless by the Company from and against any and all personal liability to which the Trustee may be subjected by carrying out any directions of an investment manager or investment committee issued pursuant hereto or for failure to act in the absence of directions of the investment manager or investment committee, including all expenses reasonably incurred in its defense, in the event the Company fails to provide such defense; provided, however, the Trustee shall not be so indemnified if it participates knowingly in, or knowingly undertakes to conceal, an act or omission of an investment manager or investment committee, having actual knowledge that such act or omission is a breach of a fiduciary duty; provided further, however, that the Trustee shall not be deemed to have knowingly participated in or knowingly undertaken to conceal an act or omission of an investment manager or investment committee with knowledge that such act or omission was a breach of fiduciary duty by merely complying with directions of an investment manager or investment committee or for failure to act in the absence of directions of an investment manager or investment committee. The Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued by the investment manager or investment committee which the Trustee believes to be genuine and to have been issued by the investment manager or investment committee. The Trustee shall not be charged with knowledge of the termination of the appointment of any investment manager or investment committee until it receives written notice thereof from the Company.

b.	The Company, prior to a Change in Control, may direct the Trustee to invest in securities (including stock and the rights to acquire stock) or obligations issued by the Company.

c.
All rights associated with respect to any investment held by the Trust, including but not limited to, exercising or voting of proxies, in person or by general or limited proxy, shall be in accordance with and as directed in writing by the Company or its authorized representative.

(b)	From and after the effective date of a Change in Control, the Trustee shall have the power to invest and reinvest the Trust Fund in its sole discretion in accordance with the following parameters:

(1)
To invest and reinvest in any readily marketable common and preferred stocks (including any stock or security of the Company), bonds, notes, debentures (including convertible stocks and securities but not including any stock or security of the Trustee other than a de minimis amount held in a collective or mutual fund), certificates of deposit or demand or time deposits (including any such deposits with the Trustee), limited partnerships or limited liability companies, private placements and shares of investment companies, and mutual funds. Without limitation, the Trustee may invest assets of the Trust Fund in any investment company (including any investment company or companies for which Wells Fargo Bank, N.A. or an affiliated company acts as the investment advisor (“Special Investment Companies”) or, any insurance contract or contracts issued by an insurance company or companies in each case as the Trustee may determine provided that the Trustee may in its sole discretion keep such portion of the Trust Fund in cash or cash balances for such reasonable periods as may from time to time be deemed advisable pending investment or in order to meet contemplated payments of benefits;

(2)	To invest and reinvest all or any portion of the Trust Fund collectively through the medium of any proprietary mutual fund that may be established and maintained by the Trustee;

(3)
To commingle for investment purposes all or any portion of the Trust Fund with assets of any other similar trust or trusts established by the Company with the Trustee for the purpose of safeguarding deferred compensation or retirement income benefits of its employees and/or directors;

(4)	To retain any property at any time received by the Trustee;

(5)
To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

(6)
To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

(7)
To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof for any assessments levied with respect to any such property to be deposited;

(8)	To extend the time of payment of any obligation held by it;

(9)	To hold uninvested any moneys received by it, without liability for interest thereon, but only in anticipation of payments due for investments, reinvestments, expenses or disbursements;

(10)	To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;

(11)	For the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

(12)
To employ suitable contractors and counsel, who may be counsel to the Company or to the Trustee, and, subject to section 10 d., to pay their reasonable expenses and compensation from the Trust Fund to the extent not paid by the Company.

(13)
To register investments in its own name or in the name of a nominee; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be      held in the name of the nominee of such depository with other securities deposited therewith by other persons, or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Trust Fund shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust Fund;

(14)
To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or reasonable expenses it might incur therefrom;

(15)
Subject to Section 7, to hold and retain policies of life insurance, annuity contracts, and other property of any kind which policies are contributed to the Trust by the Company or any subsidiary of the Company or are purchased by the Trustee;

(16)	To hold any other class of assets which may be contributed by the Company and that is deemed reasonable by the Trustee, unless expressly prohibited herein;

(17)
To loan any securities at any time held by it to brokers or dealers upon such security as may be deemed advisable, and during the term of any such loan to permit the loaned securities to be transferred into the name of and voted by the borrower or others; and

(18)	Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Fund.

(c)
Following a Change in Control, the Trustee shall have the sole and absolute discretion in the management of the Trust assets and shall have all the powers set forth under Section 6(b). In investing the Trust assets, the Trustee shall consider:

(1)	the needs of the Plans;

(2)	the need for matching of the assets of the Trust Fund with the liabilities of the Plans; and

(3)	the duty of the Trustee to act solely in the best interests of the Participants and their Beneficiaries.

(d)
The Trustee shall have the right, in its sole discretion, to delegate its investment responsibility to an investment manager who may be an affiliate of the Trustee; provided, however, that prior to a Change in Control any such investment manager arrangement and the compensation payable to the investment manager must be pre-authorized by the Company. In the event the Trustee shall exercise this right, the Trustee shall remain, at all times responsible for the acts of an investment manager. The Trustee shall have the right to purchase an insurance policy or an annuity to fund the benefits of the Plans.

(e)
The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets (other than securities issued by the Trustee or the Company) of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity; provided, however, that, following a Change in Control, no such substitution shall be permitted unless the Trustee determines that the fair market values of the substituted assets are equal.

Section 7.    Insurance Contracts

(a)
To the extent that the Trustee is directed by the Company prior to a Change in Control to invest part or all of the Trust Fund in insurance contracts, the type and amount thereof shall be specified by the Company. The Trustee shall be under no duty to make inquiry as to the propriety of the type or amount so specified.

(b)
Each insurance contract issued shall provide that the Trustee shall be the owner thereof with the power to exercise all rights, privileges, options and elections granted by or permitted under such contract or under the rules of the insurer. The exercise by the Trustee of any incidents of ownership under any contract shall, prior to a Change in Control, be subject to the direction of the Company. After a Change in Control, the Trustee shall have all such rights.

(c)
The Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against an insurance policy held in the Trust Fund.

(d)	No insurer shall be deemed to be a party to the Trust, and an insurer’s obligations shall be measured and determined solely by the terms of contracts and other agreements executed by the insurer.

Section 8.    Disposition of Income

(a)
Prior to a Change in Control, all income received by the Trust, net of expenses and taxes, may be returned to the Company or accumulated and reinvested as part of the Trust Fund at the direction of the Company.

(b)	Following a Change in Control, all income received by the Trust, net of expenses and taxes payable by the Trust, shall be accumulated and reinvested as part of the Trust Fund.

Section 9.    Accounting by The Trustee

(a)
The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within forty-five (45) days following the close of each calendar year and within forty-five (45) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Company may approve such account by an instrument in writing delivered to the Trustee. In the absence of the Company’s filing with the Trustee objections to any such account within one hundred eighty (180) days after its receipt, the Company shall be deemed to have so approved such account. In the absence of such timely objections or upon the written approval by the Company of any such account, the Trustee shall, to the extent permitted by law, be discharged from all liability to the Company for its acts or failures to act described by such account. The foregoing, however, shall not preclude the Trustee from having its accounting settled by a court of competent jurisdiction. The Trustee shall be entitled to hold and to commingle the assets of the Trust in one Trust Fund for investment purposes but at the direction of the Company prior to a Change in Control; the Trustee shall create one or more sub-accounts.

(b)
The Trustee shall, under the terms specified by the on-line service agreement, provide the Company with access to Trust account activity through its internet site and provide monthly trust statements within 15 days following the close of each month.

Section 10.    Responsibility of The Trustee

(a)
The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute, subject, however to Section 2(d) hereof.

(b)
The Company hereby indemnifies the Trustee against losses, liabilities, claims, costs and expenses in connection with the administration of the Trust, unless resulting from the negligence or willful misconduct of Trustee. To the extent the Company fails to make any payment on account of an indemnity provided in this paragraph 10(b), in a reasonably timely manner, the Trustee may obtain payment from the assets of the Trust Fund. If the Trustee undertakes or defends any litigation arising in connection with this Trust or to protect a Participant’s or Beneficiary’s rights under the Plans, the Company agrees to indemnify the Trustee against the Trustee's costs, reasonable expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments, except to the extent such costs, liabilities and expenses are directly attributable to acts or omissions due to the negligence or willful misconduct of the Trustee. If the Company does not in a reasonably timely manner pay any such costs, expenses and liabilities that the Trustee believes to be subject to indemnification hereunder, the Trustee may obtain such payment from the Trust; provided, however, that prior to a Change in Control the Company may delay payment of any amount in dispute, and the Trustee in that event shall not charge that amount against the Trust Fund, until such dispute is resolved in accordance with the terms of this Trust Agreement. Following a Change in Control, the Company shall have no right to delay payment of any amount due to the Trust.

(c)
Prior to a Change in Control, the Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder. Following a Change in Control the Trustee shall select independent legal counsel and may consult with counsel or other persons with respect to its duties and with respect to the rights of Participants or their Beneficiaries under the Plans.

(d)
The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder and may rely on any determinations made by such agents and information provided to it by the Company. Prior to a Change in Control, as a condition to the hiring of any such persons, the Trustee must first obtain the Company’s prior written approval of such arrangement and the compensation payable for the services to be rendered thereunder. Following a Change in Control, the Trustee shall have no duty to obtain the Company’s prior written approval of such arrangement, except that the Trustee's fees and administrative expenses payable for the services to be rendered under this agreement, in the aggregate, may not exceed fifty thousand dollars ($50,000) per year without prior Company approval.  Notwithstanding the foregoing, if there is a dispute between the Company and Trustee following a Change in Control regarding Trustee’s duties and obligations under this agreement, the Trustee’s fees and expenses incurred per the terms of this agreement in connection with such dispute may reach up to two hundred fifty thousand dollars ($250,000) per year without prior Company approval.

(e)	The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, except to the extent expressly provided otherwise herein.

(f)
Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 11.    Compensation and Expenses of The Trustee

The Trustee’s compensation shall be as agreed in writing from time to time by the Company and the Trustee. The Company shall pay all reasonable administrative expenses and the Trustee's fees and shall promptly reimburse the Trustee for any fees and expenses of its agents as provided in this Trust Agreement. If not so paid within thirty (30) days of being invoiced, the fees and expenses shall be paid from the assets of the Trust Fund, subject to Section (10b) of this Trust Agreement.

Section 12.    Resignation and Removal of The Trustee

(a)
Prior to a Change in Control, the Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after the Company’s receipt of such notice, unless the Company and the Trustee agree in writing on a shorter notice period. Following a Change in Control, the Trustee may resign only after the appointment of a successor Trustee.

(b)
The Trustee may be removed by the Company on sixty days (60) days notice, unless the Company and the Trustee agree in writing on a shorter notice period. Subsequent to a Change in Control, the Trustee may only be removed by the Company with the consent of a Majority of the Participants.

(c)
If the Trustee resigns within two years after a Change in Control (as defined herein), the Company, or if the Company fails to act within a reasonable period of time following such resignation, the Trustee, shall apply to a court of competent jurisdiction for the appointment of a successor Trustee which satisfies the requirements of Section 13 or for instructions.

(d)
Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets of the Trust Fund shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit. Upon the transfer of the assets of the Trust Fund, the successor Trustee shall succeed to all the rights, powers and duties of the Trustee under this Trust Agreement. The resigning or removed Trustee shall render to the Company an accounting in the form and manner and at the time prescribed in Section 9(a). The approval of such accounting and the discharge of the Trustee shall be effected in accordance with the same terms and conditions as in effect under Section 9(a).

(e)
If the Trustee resigns or is removed, a successor shall be appointed by the Company, in accordance with Section 13 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All reasonable expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 13.    Appointment of Successor

(a)
If the Trustee resigns or is removed in accordance with Section 12 hereof, the Company may appoint, subject to Section 12, any third party national banking association or other third party with corporate trustee powers under state law to replace the Trustee upon resignation or removal. The successor Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

(b)
The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing assets of the Trust Fund, subject to Section 9 and 10 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 14.    Amendment or Termination

(a)
This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company, except as otherwise provided in this Section 14. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable.

(b)
Following a Change in Control, the Trust shall not terminate until the date on which Participants and their Beneficiaries have received all of the benefits due to them under the terms and conditions of the Plans.

(c)
Upon written approval of all Participants or Beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, the Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust Fund at termination shall be returned to the Company.

(d)	This Trust Agreement may not be amended by the Company following a Change in Control without the written consent of a Majority of the Participants.

Section 15.    Change in Control

(a)	For purposes of this Trust, the following terms shall be defined as set forth below:

(1)    “SJW” shall mean SJW Corp., a California corporation that is the parent corporation of the Company.

(2)    “Change in Control” shall mean:

(i)    The acquisition, directly or indirectly, by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than SJW or a person that directly or indirectly controls, is controlled by, or is under, control with SJW or an employee benefit plan maintained by SJW or such person, of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of securities of SJW that results in such person or related group of persons beneficially owning securities representing 30% or more of the combined voting power of SJW’s then-outstanding securities;

(ii)    A merger, recapitalization, consolidation, or other similar transaction to which SJW is a party, unless securities representing at least 50% of the combined voting power of the then-outstanding securities of the surviving entity or a parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned SJW’s outstanding voting securities immediately before the transaction;

(iii)    A sale, transfer or disposition of all or substantially all of SJW’s assets, unless securities representing at least 50% of the combined voting power of the then-outstanding securities of the entity acquiring SJW’s assets or parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned SJW’s outstanding voting securities immediately before the transaction;

(iv)    A merger, recapitalization, consolidation or other transaction to which SJW is a party or the sale, transfer or other disposition of all or substantially all of SJW’s assets if, in either case, the members of SJW’s Board of Directors immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring SJW’s assets, as the case may be, or a parent thereof (for this purpose, any change in the composition of SJW’s Board of Directors that is anticipated or pursuant to an understanding or agreement in connection with a transaction will be deemed to have occurred at the time of the transaction); or

(v)    A change in the composition of SJW’s Board of Directors over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members who were described in clause (a) or who were previously so elected or approved and who were still in office at the time the Board approved such election or nomination;

provided, however, that no Change in Control shall be deemed to occur for purposes of this Trust Agreement if the result of the transaction is to give more ownership or control of SJW to any person or related group of persons who held securities representing more than thirty percent (30%) of the combined voting power of SJW's outstanding securities as of March 3, 2003.

Prior to any actual Change in Control event, as defined above, the Company may unilaterally amend the definition of Change in Control set forth in this Section 15 without the approval of the Trustee, and the amended definition shall have full force and effect from and after the effective date of such amendment and supersede and replace the definition of Change in Control in effect under this Section 15 immediately prior to the effective date of the amendment.

(3)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(4)
“Majority of Participants” shall mean more than fifty percent (50%) of participants with vested benefits under the Plans, determined on a present value basis in accordance with the actuarial assumptions, mortality rates and discount rates in effect under each Plan at the time of such determination.

(b)
The Chief Executive Officer of the Company shall have the specific authority to determine whether a Change in Control has transpired and shall be required to give the Trustee notice of the Change in Control. The Trustee shall be entitled to rely upon such notice, but if the Trustee receives notice of a Change in Control from another source, the Trustee shall make its own independent determination.

Section 16.    Confidentiality

(a)
This Trust Agreement and certain information relating to the Trust is "Confidential Information" pursuant to applicable federal and state law, and as such it shall be maintained in confidence and not disclosed, used or duplicated, except as described in this section. If it is necessary for the Trustee to disclose Confidential Information to a third party in order to perform the Trustee's duties hereunder and the Company has authorized the Trustee to do so, the Trustee shall disclose only such Confidential Information as is necessary for such third party to perform its obligations to the Trustee and shall, before such disclosure is made, ensure that said third party understands and agrees to the confidentiality obligations set forth herein. The Trustee and the Company shall maintain an appropriate information security program and adequate administrative and physical safeguards to prevent the unauthorized disclosure, misuse, alteration or destruction of Confidential Information, and shall inform the other party as soon as possible of any security breach or other incident involving possible unauthorized disclosure of or access to Confidential Information. Confidential Information shall be returned to the disclosing party upon request. Confidential Information does not include information that is generally known or available to the public or that is not treated as confidential by the disclosing party or that is required to be disclosed by the disclosing party pursuant to applicable laws or regulations, provided, however, that this exception shall not apply to any publicly available information to the extent that the disclosure or sharing of the information by one or both parties is subject to any limitation, restriction, consent, or notification requirement under any applicable federal or state information privacy law or regulation. If the receiving party is required by law, according to the advice of competent counsel, to disclose Confidential Information, the receiving party may do so without breaching this section, but shall first, if feasible and legally permissible, provide the disclosing party with prompt notice of such pending disclosure so that the disclosing party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this section.

Section 17.    Miscellaneous

(a)	Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b)
The Company hereby represents and warrants that each of the Plans has been established, maintained and administered in accordance with all applicable laws, including without limitation, ERISA. The Company hereby indemnifies and agrees to hold the Trustee harmless from all liabilities, including reasonable attorney’s fees, relating to or arising out of the establishment, maintenance and administration of the Plans. To the extent the Company does not pay any of such liabilities in a reasonably timely manner, the Trustee may obtain payment from the assets of the Trust Fund.

(c)
Benefits payable to Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(d)	This Trust Agreement shall be governed by and construed in accordance with the laws of California.

IN WITNESS WHEREOF, this Grantor Trust Agreement has been executed on behalf of the parties hereto on the day and year first above written.

SAN JOSE WATER COMPANY	WELLS FARGO BANK, NATIONAL ASSOCIATION as TRUSTEE
By: /s/ James P. Lynch Its: Chief Financial Officer	By: /s/ Alan C. Frazier Its: Senior Vice President

ATTEST:	ATTEST:

By: /s/ Suzy Papazian Its: Corporate Secretary/Attorney	By: /s/ Tonya M. Inscore Its: Sr. Vice President